Exhibit 99.1
STRYKER REPORTS SECOND QUARTER 2023 OPERATING RESULTS

Kalamazoo, Michigan - August 3, 2023 - Stryker (NYSE:SYK) reported operating results for the second quarter of 2023:
Second Quarter Results
•Reported net sales increased 11.2% to $5.0 billion
•Organic net sales increased 11.9%
•Reported operating income margin of 19.3%
•Adjusted operating income margin(1) increased 60 bps to 24.3%
•Reported EPS increased 12.2% to $1.93
•Adjusted EPS(1) increased 12.9% to $2.54

	Second Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic
MedSurg and Neurotechnology	12.2%	(0.7)%	12.9%	—%	12.9%
Orthopaedics and Spine	9.9	(0.7)	10.6	—	10.6
Total	11.2%	(0.7)%	11.9%	—%	11.9%
"We delivered strong organic sales growth in the second quarter as demand for our products remains strong," said Kevin A. Lobo, Chair and CEO. "We are back on our margin expansion pathway, and our supercycle of innovation is going well."
Sales Analysis
Consolidated net sales of $5.0 billion increased 11.2% in the quarter and 11.9% in constant currency. Organic net sales increased 11.9% in the quarter including 11.4% from increased unit volume and 0.5% from higher prices.
MedSurg and Neurotechnology net sales of $2.9 billion increased 12.2% in the quarter and 12.9% in constant currency. Organic net sales increased 12.9% in the quarter including 11.5% from increased unit volume and 1.4% from higher prices.
Orthopaedics and Spine net sales of $2.1 billion increased 9.9% in the quarter and 10.6% in constant currency. Organic net sales increased 10.6% in the quarter including 11.3% from increased unit volume partially offset by 0.7% from lower prices.
Earnings Analysis
Reported net earnings of $738 million increased 12.5% in the quarter. Reported net earnings per diluted share of $1.93 increased 12.2% in the quarter. Reported gross profit margin and reported operating income margin were 63.7% and 19.3% in the quarter. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, structural optimization and other special charges (including asset write-offs and impairments), costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 63.9% in the quarter, and adjusted operating income margin(1) was 24.3% in the quarter. Adjusted net earnings(1) of $976 million increased 13.5% in the quarter. Adjusted net earnings per diluted share(1) of $2.54 increased 12.9% in the quarter.
2023 Outlook
Considering our year-to-date results, our strong order book for capital equipment and continued positive procedural trends, we now expect full year 2023 organic net sales growth(2) to be in the range of 9.5% to 10.5% including slightly positive pricing for the year. If foreign exchange rates hold near their current levels, we anticipate net sales will be unfavorably impacted by 0.3% and adjusted net earnings per diluted share(2) will be unfavorably impacted by $0.05 to $0.10 for the full year, both of which are included in our guidance. Based on our performance in the first half of the year, together with our strong sales momentum, we now expect adjusted net earnings per diluted share(2) to be in the range of $10.25 to $10.45.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net sales growth to expected organic net sales growth as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisitions and divestitures and the impact of foreign currency exchange rates. We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of structural optimization and other special charges, acquisition-related expenses and fair value adjustments to inventory and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call on Thursday, August 3, 2023
As previously announced, we will host a conference call on Thursday, August 3, 2023 at 4:30 p.m., Eastern Time, to discuss our operating results for the quarter ended June 30, 2023 and provide an operational update.
Please register for this conference call at: https://www.veracast.com/webcasts/stryker/events/SYK2Q23.cfm. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry. Registration is open throughout the live call. To ensure you are connected prior to the beginning of the call, we suggest registering a minimum of 15 minutes before the start of the call.
A simultaneous webcast of the call will be accessible via the Investor Relations page of our website at www.stryker.com. For those not planning to ask a question of management, we recommend listening via the webcast. Please allow 15 minutes to register, download and install any necessary software.
Following the conference call, a replay will be available on our website up to one year from the time of the earnings call.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions, or the anticipation thereof, that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign currency exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect United States Food and Drug Administration approval of new products; inflationary pressures; increased interest rates; supply chain disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; changes in tax laws and regulations; the impact of federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in our credit ratings; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes; our ability to realize anticipated cost savings; potential negative impacts resulting from environmental, social and governance (ESG) and sustainability related matters; the impact on our operations and financial results of the COVID-19 pandemic or any other public health emergency and any related policies and actions by governments or other third parties; and breaches or failures of our or our vendors' information technology systems or products, including by cyber-attack, data leakage, unauthorized access or theft. Additional information concerning these and other factors is contained in our filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.
Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. We offer innovative products and services in Medical and Surgical, Neurotechnology, Orthopaedics and Spine that help improve patient and healthcare outcomes. Alongside our customers around the world, Stryker impacts more than 130 million patients annually. More information is available at www.stryker.com.

For investor inquiries please contact:
Jason Beach, Vice President, Investor Relations at 269-385-2600 or jason.beach@stryker.com

For media inquiries please contact:
Yin Becker, Vice President, Chief Corporate Affairs Officer at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Six Months
	2023	2022	% Change	2023	2022	% Change
Net sales	$4,996	$4,493	11.2%	$9,774	$8,768	11.5%
Cost of sales	1,815	1,667	8.9	3,577	3,208	11.5
Gross profit	$3,181	$2,826	12.6%	$6,197	$5,560	11.5%
% of sales	63.7%	62.9%		63.4%	63.4%
Research, development and engineering expenses	346	351	(1.4)	685	764	(10.3)
Selling, general and administrative expenses	1,706	1,539	10.9	3,487	3,249	7.3
Recall charges, net	3	4	(25.0)	3	18	(83.3)
Amortization of intangible assets	161	160	0.6	322	310	3.9
Total operating expenses	$2,216	$2,054	7.9%	$4,497	$4,341	3.6%
Operating income	$965	$772	25.0%	$1,700	$1,219	39.5%
% of sales	19.3%	17.2%		17.4%	13.9%
Other income (expense), net	(66)	(52)	26.9	(122)	(113)	8.0
Earnings before income taxes	$899	$720	24.9%	$1,578	$1,106	42.7%
Income taxes	161	64	151.6	248	127	95.3
Net earnings	$738	$656	12.5%	$1,330	$979	35.9%
Net earnings per share of common stock:
Basic	$1.95	$1.73	12.7%	$3.51	$2.59	35.5%
Diluted	$1.93	$1.72	12.2%	$3.47	$2.56	35.5%
Weighted-average shares outstanding (in millions):
Basic	379.7	378.3		379.4	378.0
Diluted	383.9	382.2		383.6	382.5

CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30	December 31
	2023	2022
Assets
Cash and cash equivalents	$1,401	$1,844
Marketable securities	77	84
Accounts receivable, net	3,261	3,565
Inventories	4,593	3,995
Prepaid expenses and other current assets	819	787
Total current assets	$10,151	$10,275
Property, plant and equipment, net	3,082	2,970
Goodwill and other intangibles, net	20,089	19,765
Noncurrent deferred income tax assets	1,439	1,410
Other noncurrent assets	2,648	2,464
Total assets	$37,409	$36,884
Liabilities and shareholders' equity
Current liabilities	$6,584	$6,303
Long-term debt, excluding current maturities	11,149	11,857
Income taxes	469	641
Other noncurrent liabilities	1,846	1,467
Shareholders' equity	17,361	16,616
Total liabilities and shareholders' equity	$37,409	$36,884

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months
	2023	2022
Operating activities
Net earnings	$1,330	$979
Depreciation	194	185
Amortization of intangible assets	322	310
Changes in operating assets, liabilities, income taxes payable and other, net	(713)	(742)
Net cash provided by operating activities	$1,133	$732
Investing activities
Acquisitions, net of cash acquired	$(390)	$(2,563)
Purchases of property, plant and equipment	(282)	(262)
Other investing, net	7	(9)
Net cash used in investing activities	$(665)	$(2,834)
Financing activities
Borrowings (payments) of debt, net	$(205)	$872
Payments of dividends	(569)	(525)
Other financing, net	(112)	(107)
Net cash provided by (used in) financing activities	$(886)	$240
Effect of exchange rate changes on cash and cash equivalents	(25)	(38)
Change in cash and cash equivalents	$(443)	$(1,900)

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Six Months
			Percentage Change				Percentage Change
	2023	2022	As Reported	Constant Currency	2023	2022	As Reported	Constant Currency
Geographic:
United States	$3,711	$3,311	12.1%	12.1%	$7,223	$6,416	12.6%	12.6%
International	1,285	1,182	8.7	11.5	2,551	2,352	8.5	13.9
Total	$4,996	$4,493	11.2%	11.9%	$9,774	$8,768	11.5%	12.9%
Segment:
MedSurg and Neurotechnology	$2,860	$2,549	12.2%	12.9%	$5,550	$4,972	11.6%	13.0%
Orthopaedics and Spine	2,136	1,944	9.9	10.6	4,224	3,796	11.3	12.8
Total	$4,996	$4,493	11.2%	11.9%	$9,774	$8,768	11.5%	12.9%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2023	2022	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$630	$563	11.9%	12.4%	13.2%	6.7%	9.1%
Endoscopy	705	677	4.1	4.6	3.5	6.9	9.7
Medical	841	666	26.3	26.9	27.2	22.5	25.7
Neurovascular	311	306	1.5	3.6	9.0	(2.9)	0.3
Neuro Cranial	373	337	10.8	11.3	9.6	16.5	20.0
	$2,860	$2,549	12.2%	12.9%	13.5%	8.0%	11.0%
Orthopaedics and Spine:
Knees	$562	$500	12.5%	13.2%	10.4%	18.1%	21.2%
Hips	393	364	8.1	9.3	8.8	6.8	10.3
Trauma and Extremities	766	676	13.3	13.6	14.3	10.7	11.7
Spine	296	290	1.8	2.1	5.2	(7.0)	(6.1)
Other	119	114	4.3	6.2	(1.6)	22.3	30.9
	$2,136	$1,944	9.9%	10.6%	10.0%	9.5%	12.0%
Total	$4,996	$4,493	11.2%	11.9%	12.1%	8.7%	11.5%

	Six Months
					United States	International
			Percentage Change
	2023	2022	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$1,205	$1,091	10.4%	11.6%	11.1%	7.8%	13.3%
Endoscopy	1,403	1,284	9.3	10.3	9.5	8.5	13.8
Medical	1,619	1,330	21.7	22.9	21.9	21.0	26.9
Neurovascular	595	607	(2.0)	1.3	8.1	(7.9)	(2.9)
Neuro Cranial	728	660	10.3	11.3	9.4	15.1	21.3
	$5,550	$4,972	11.6%	13.0%	13.3%	6.6%	12.1%
Orthopaedics and Spine:
Knees	$1,128	$964	17.0%	18.4%	15.3%	22.0%	27.8%
Hips	768	691	11.1	13.5	12.3	9.0	15.6
Trauma and Extremities	1,535	1,361	12.8	14.0	14.0	9.8	14.1
Spine	580	569	1.9	3.0	5.7	(8.0)	(4.6)
Other	213	211	0.7	2.9	(7.6)	25.3	35.8
	$4,224	$3,796	11.3%	12.8%	11.6%	10.6%	15.9%
Total	$9,774	$8,768	11.5%	12.9%	12.6%	8.5%	13.9%

Notes: The three months 2023 had the same number of selling days as 2022. The six months 2023 had one more selling day than 2022. Beginning in the first quarter 2023 we consolidated Other MedSurg and Neurotechnology into Endoscopy as Other MedSurg and Neurotechnology (primarily Sustainability Solutions) has been fully integrated into our Endoscopy business. Endoscopy includes sales related to Other of $87 and $77 for the three months 2023 and 2022 and $168 and $146 for the six months 2023 and 2022. We have reflected these changes in all historical periods presented.

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted income taxes; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and divestitures, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year and prior year results at the same foreign currency exchange rate excluding the impact of acquisitions and divestitures. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. The income tax effect of each adjustment was determined based on the tax effect of the jurisdiction in which the related pre-tax adjustment was recorded.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, income taxes, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period.

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2023	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,181	$1,706	$346	$965	$(66)	$161	$738	17.9%	$1.93
Reported percent net sales	63.7%	34.1%	6.9%	19.3%	(1.3)%	nm	14.8%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	—	—	—	—	—	—	—	—	—
Other acquisition and integration-related (a)	—	(2)	—	2	—	2	—	0.1	—
Amortization of purchased intangible assets	—	—	—	161	—	34	127	1.1	0.33
Structural optimization and other special charges (b)	9	(63)	—	72	—	17	55	0.7	0.14
Medical device regulations (c)	—	—	(27)	27	—	8	19	0.4	0.05
Recall-related matters (d)	—	—	—	3	—	1	2	—	0.01
Regulatory and legal matters (e)	—	14	—	(14)	—	(3)	(11)	(0.1)	(0.03)
Tax matters (f)	—	—	—	—	—	(46)	46	(4.9)	0.11
Adjusted	$3,190	$1,655	$319	$1,216	$(66)	$174	$976	15.2%	$2.54
Adjusted percent net sales	63.9%	33.1%	6.4%	24.3%	(1.3)%	nm	19.5%

Three Months 2022	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,826	$1,539	$351	$772	$(52)	$64	$656	8.9%	$1.72
Reported percent net sales	62.9%	34.3%	7.8%	17.2%	(1.2)%	nm	14.6%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	7	—	—	7	—	2	5	0.1	0.01
Other acquisition and integration-related (a)	—	(30)	—	30	—	7	23	0.4	0.06
Amortization of purchased intangible assets	—	—	—	160	—	36	124	2.0	0.33
Structural optimization and other special charges (b)	8	(54)	—	62	—	6	56	(0.4)	0.15
Medical device regulations (c)	2	(2)	(28)	32	—	6	26	0.2	0.07
Recall-related matters (d)	—	—	—	4	—	1	3	0.1	—
Regulatory and legal matters (e)	—	4	—	(4)	—	—	(4)	—	(0.02)
Tax matters (f)	—	—	—	—	(12)	17	(29)	2.6	(0.07)
Adjusted	$2,843	$1,457	$323	$1,063	$(64)	$139	$860	13.9%	$2.25
Adjusted percent net sales	63.3%	32.4%	7.2%	23.7%	(1.4)%	nm	19.1%
nm - not meaningful

(a)
Charges represent certain acquisition and integration-related costs associated with acquisitions, including charges for termination of sales relationships ($0 in 2023, $6 in 2022), employee retention and workforce reductions ($0 in 2023, $14 in 2022), changes in the fair value of contingent consideration (($2) in 2023, ($9) in 2022), manufacturing integration costs ($0 in 2023, $8 in 2022) and other integration-related activities such as deal costs and costs associated with legal entity rationalization ($4 in 2023, $11 in 2022).

(b)
Charges represent the costs associated with employee retention and workforce reductions ($47 in 2023, $20 in 2022), the closure/transfer of manufacturing and other facilities, including site closure costs, contract termination costs and redundant employee costs during the work transfers ($12 in 2023, $29 in 2022), product line exits (primarily inventory, long-lived asset and specifically-identified intangible asset write-offs) ($6 in 2023, ($8) in 2022), certain long-lived and intangible asset write-offs and impairments ($2 in 2023, $12 in 2022) and other charges ($5 in 2023, $9 in 2022).

(c)	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(d)	Charges represent changes in our best estimate of the minimum of the range of probable loss to resolve certain recall-related matters.
(e)	Charges represent changes in our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)	Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the transfer of certain intellectual properties between tax jurisdictions (charges of $47 in 2023 and $46 in 2022), certain tax audit settlements (benefit of $4 included in Income Taxes for 2023, $0 for 2022) and the reversal of deferred income tax on undistributed earnings of foreign subsidiaries ($0 for 2023, benefit of $71 for 2022).

Six Months 2023	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$6,197	$3,487	$685	$1,700	$(122)	$248	$1,330	15.7%	$3.47
Reported percent net sales	63.4%	35.7%	7.0%	17.4%	(1.2)%	nm	13.6%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	—	—	—	—	—	—	—	—	—
Other acquisition and integration-related (a)	—	(8)	—	8	—	3	5	0.1	0.01
Amortization of purchased intangible assets	—	—	—	322	—	68	254	1.4	0.66
Structural optimization and other special charges (b)	11	(103)	—	114	—	25	89	0.6	0.23
Medical device regulations (c)	—	—	(55)	55	—	13	42	0.3	0.11
Recall-related matters (d)	—	—	—	3	—	1	2	—	0.01
Regulatory and legal matters (e)	—	(20)	—	20	—	3	17	—	0.04
Tax matters (f)	—	—	—	—	(9)	(66)	57	(4.0)	0.15
Adjusted	$6,208	$3,356	$630	$2,222	$(131)	$295	$1,796	14.1%	$4.68
Adjusted percent net sales	63.5%	34.3%	6.4%	22.7%	(1.3)%	nm	18.4%

Six Months 2022	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$5,560	$3,249	$764	$1,219	$(113)	$127	$979	11.5%	$2.56
Reported percent net sales	63.4%	37.1%	8.7%	13.9%	(1.3)%	nm	11.2%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	12	—	—	12	—	3	9	0.1	0.02
Other acquisition and integration-related (a)	—	(174)	—	174	—	46	128	2.0	0.33
Amortization of purchased intangible assets	—	—	—	310	—	71	239	2.6	0.63
Structural optimization and other special charges (b)	10	(82)	(79)	171	—	31	140	0.6	0.37
Medical device regulations (c)	2	(2)	(56)	60	—	10	50	0.2	0.13
Recall-related matters (d)	—	—	—	18	—	4	14	0.2	0.04
Regulatory and legal matters (e)	—	(33)	—	33	—	9	24	0.4	0.06
Tax matters (f)	—	—	—	—	(12)	(41)	29	(3.7)	0.08
Adjusted	$5,584	$2,958	$629	$1,997	$(125)	$260	$1,612	13.9%	$4.22
Adjusted percent net sales	63.7%	33.7%	7.2%	22.8%	(1.4)%	nm	18.4%

(a)
Charges represent certain acquisition and integration-related costs associated with acquisitions, including charges for termination of sales relationships ($0 in 2023, $14 in 2022), employee retention and workforce reductions ($0 in 2023, $18 in 2022), changes in the fair value of contingent consideration (($3) in 2023, ($25) in 2022), manufacturing integration costs ($2 in 2023, $17 in 2022), stock compensation payments upon a change in control ($0 in 2023, $132 in 2022) and other integration-related activities such as deal costs and costs associated with legal entity rationalization ($9 in 2023, $18 in 2022).

(b)
Charges represent the costs associated with employee retention and workforce reductions ($68 in 2023, $29 in 2022), the closure/transfer of manufacturing and other facilities, including site closure costs, contract termination costs and redundant employee costs during the work transfers ($24 in 2023, $46 in 2022), product line exits (primarily inventory, long-lived asset and specifically-identified intangible asset write-offs) ($9 in 2023, ($8) in 2022), certain long-lived and intangible asset write-offs and impairments ($3 in 2023, $92 in 2022) and other charges ($10 in 2023, $12 in 2022).

(c)	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(d)	Charges represent changes in our best estimate of the minimum of the range of probable loss to resolve certain recall-related matters.
(e)	Charges represent changes in our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)	Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the transfer of certain intellectual properties between tax jurisdictions (charges of $94 in 2023 and $92 in 2022), certain tax audit settlements (benefit of $9 included in Other Income (Expense), Net for 2023 and benefit of $24 included in Income Taxes for 2023, $0 for 2022) and the reversal of deferred income tax on undistributed earnings of foreign subsidiaries ($0 for 2023, benefit of $71 for 2022).